Testing the Waters Materials Related to Series #BLASTOISE

From the Rally App:

#BLASTOISE

'98 POKEMON BLASTOISE TEST PRINT CARD

THIS INITIAL OFFERING IS COMING SOON!

CGC UNIVERSAL GRADE
6.5

CURRENT VALUE: $250,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#BLASTOISE

'98 POKEMON BLASTOISE TEST PRINT CARD

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	50,000
Initial Offering Market Cap.	$250,000
Storage Location	Rally

DESCRIPTION OF SERIES POKéMON BLASTOISE “GOLD BORDER” TEST CARD

Investment Overview

•Upon completion of the Series #BLASTOISE Offering, Series #BLASTOISE will purchase a Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+ for Series #BLASTOISE (The “Series Pokémon Blastoise “Gold Border Test Card” or the “Underlying Asset” with respect to Series #BLASTOISE, as applicable), the specifications of which are set forth below.

•Pokémon is a Japanese media brand that is managed by Nintendo and Game Freak and centers around creatures (Pokémon), which, in collaboration with their human trainers, learn to battle one another.

•Pokémon, which launched in 1996, has become one of the most valuable media franchises in the world with an estimated $95 billion in lifetime revenue split between video games, trading cards, TV Shows, movies, comic books, and licensed merchandise.

•The Underlying Asset is a Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+.

Asset Description

Overview & Authentication

•On February 27, 1996, Nintendo released the Game Freak developed game “Pocket Monsters: Red and Green” for the Game Boy. It was then released over the next two years internationally as Pokémon Red and Pokémon Blue. These were the first Pokémon video games released in the US.

•In 1999, Wizards of the Coast published the 1st Edition English set.

•Nintendo owns one-third of The Pokémon Company.

•As of 2016, nearly 15 billion Pokémon cards had been produced.

•Pokémon GO, an augmented reality game that allows players to hunt for Pokémon in their physical environments, was released in 2016 to massive success.

•Wizards of the Coast (WOTC) was originally a small adventure games company founded in 1990 by Peter Adkison, a Boeing systems analyst. By 1993, a small team working out of Adkison’s basement released a trading card game called Magic: The Gathering which would become incredibly successful.

•In 1998, Wizards of the Coast produced a number of test English language Pokemon cards before any full production print runs were exercised. Graded and authenticated by the Comics Grading Authority in late 2020, three Blastoise “Gold Border” Foil Cards with a Magic: The Gathering logo on their backs were submitted for analysis. They were shown to be authentic early WotC test prints. These cards are known to be some of the rarest and certainly earliest Pokemon cards ever printed.

•WOTC first started printing Magic: The Gathering in 1993 with a staff of only eight people.

•Magic: The Gathering is a trading card game set in a mythical realm called Dominia, featuring wizards seeking to control over the land. Each player uses their own unique customized 40 card deck.

•The Underlying Asset has been issued a grade of Ex/NM+ 6.5 by Certified Guaranty Company (CGC) with Certification No. 3719259001

Notable Features

•The Underlying Asset is a Pokémon Blastoise #009/165R Test Print "Gold Border" Foil Card graded CGC 6.5+.

•The Underlying Asset’s CGC Condition Report consists of the following grades: Centering: 9.5, Corners: 6.5, Edges: 6.5, Surface: 7.5.

•The Underlying Asset was 1 of 4 “Rare Pokémon Test Print Blastoise Cards” certified by CGC on December 7, 2020.

•The Underlying Asset was 1 of 3 “Rare Pokémon Test Print Blastoise Cards” featuring a “Magic: The Gathering” card-back certified by CGC on December 7, 2020.

•The Underlying Asset is 1 of 5 “Rare Pokémon Test Print Blastoise Cards” featuring a “Magic: The Gathering” card-back certified by CGC.

•The Underlying Asset was created in mid-1998 as an early attempt by Wizards of the Coast to manufacture English Pokémon Cards.

•The Underlying Asset features a rendering of Blastoise on its front that was used on a Japanese promotion as well as on the cover of the Pokémon Blue Video Game.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series Pokémon Blastoise “Gold Border” Test Card
TCG	Pokémon Trading Card Game
Set	Wizards of the Coast Test Print
Variety	Blastoise “Gold Border” Foil
Number in Set	#009/165R
Year	1998
Memorabilia Type	Trading Card
Manufacturer	Wizards of the Coast
Rarity	1 of 5 (Magic the Gathering Card-Back)
Authentication	Certified Guaranty Company (CGC)
Grade	6.5
Grade (Centering)	9.5
Grade (Corners)	6.5
Grade (Edges)	6.5
Grade (Surface)	7.5
Certification No.	3719259001

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Pokémon Blastoise “Gold Border” Test Card going forward.

CGC Cert #		
3719259001		

Card Name
Blastoise

Game	Year	Language
Pokémon	1998	English

Card Set	Card Number
Test Print (Gold Border)	009/165R

Variant 1	Variant 2
Foil	MTG Back

Grade	Centering	Surface	Corners	Edges
6.5	9.5	7.5	6.5	6.5

#BLASTOISE | $250K

COMPARABLE ASSET VALUE

ASSET VALUE
-40%

TRANSACTIONS
3

#BLASTOISE | *Visuals*

This initial test print was unknown to the public until 2016, nearly two decades after its printing.

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